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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 1998 except for Note 13, as to which the
date is January   , 1999, in the Registration Statement (Form S-1 No. 333-
      ) and related Prospectus of Multex.com, Inc.

                                          Ernst & Young LLP

New York, New York

                             ---------------------

  The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts and the requisite Board and stockholder approval of the name change described in Note 13 to the financial statements.

                                          Ernst & Young LLP

New York, New York
January 15, 1999